BYLAWS

OF

NORWOOD FINANCIAL CORP.
as amended

ARTICLE I.  OFFICES

1.1  Registered Office and Registered Agent.  The registered office of Norwood Financial Corp. (the "Company") shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the board of directors of the Company (the "Board" or "Board of Directors") upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

1.2  Other Offices.  The Company may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.

ARTICLE II.  STOCKHOLDERS' MEETING

2.1  Meeting Place.  All meetings of the stockholders shall be held at the principal place of business of the Company, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined by the Board of Directors and stated in the notice of such meeting.

2.2  Annual Meeting Time.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

2.3  Organization and Conduct.  Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in the Chairman's absence by the President, or if neither the Chairman nor the President is present, by any Vice President.  The Secretary, or in the Secretary's absence a temporary Secretary, shall act as secretary of each meeting of the stockholders.  In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting.  The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by such chairman in the chairman's sole discretion.

2.4  Notice.

(a)  Notice of the date, time, and place of, and the general business to be conducted at, an annual or special meeting of stockholders shall be given by delivering personally, by facsimile transmission, or by mailing a written or printed notice of the same, at least ten (10) days prior to the meeting, to each stockholder of record entitled to vote at such meeting.  When any stockholders' meeting, either annual or special, is adjourned and a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned unless new business is to be transacted thereat or a new record date is fixed therefor, other than an announcement at the meeting at which such adjournment is taken.

2.5  Voting Lists.  The officer or agent having charge of the transfer books for shares of the Company shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection of any shareholder during the whole time of the meeting for the purposes thereof.

2.6  Quorum.  Except as otherwise required by law:

(a)  A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Company entitled to vote at such meeting without regard to any shares for which a broker indicates on a proxy that it does not have discretionary authority as to such shares to vote on such matter ("Broker Non-votes").

(b)  The votes of a majority of those present, without regard to Broker Non-votes or votes of abstention, at any properly called meeting or adjourned meeting of stockholders, at which a quorum as defined above is present, shall be sufficient to transact business, unless such greater vote is required by these Bylaws, the Articles of Incorporation, or the laws of the Commonwealth of Pennsylvania.

2.7  Voting of Shares.

(a)  Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of capital stock registered in such person's name on the books of the Company.

(b)  Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.  Stockholders shall not be permitted to cumulate their votes for the election of directors.  If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

2.8  Fixing Record Date.  The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Company after any record date fixed as provided in this subsection.  The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose.  When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

2.9  Proxies.  A stockholder may vote either in person or by proxy executed or authenticated by the stockholder, or such person's duly authorized attorney-in-fact and filed with or transmitted to the Secretary or his designated agent.  A stockholder or his duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another to act for him by proxy.  A telegram, telex, cablegram, datagram, email, telephone or internet communication, or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile, or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed or authenticated for purposes of this section and shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Company to the shareholder for the purposes of a particular meeting or transaction.  No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

2.10  Voting of Shares in the Name of Two or More Persons.  Where shares are held jointly or as tenants in common by two or more persons as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Company shall accept as the vote of all such shares the votes cast by such person or a majority of them and if in any case such persons are equally divided upon the manner of voting the shares held by them, the vote of such shares shall be divided equally among such persons, without prejudice to the rights of such joint owners or the beneficial owners thereof among themselves, except that, if there shall have been filed with the Secretary of the Company a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreements under which such shares are held or the instrument by which the trust or estate was created or the decree of court appointing them, or of a decree of court directing the voting of such shares, the persons specified as having such voting power in the latest such document so filed, and only such persons, shall be entitled to vote such shares but only in accordance therewith.

2.11  Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by an officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name.  Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy.  Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or nominee, and thereafter the pledgee or nominee shall be entitled to vote the shares so transferred.

2.12  Inspectors.  For each meeting of stockholders, the Board of Directors may appoint the inspectors of election.  If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof.  The number of inspectors shall be one or three.  Except for such duties as may be designated in the Articles of Incorporation to another person, such inspectors determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  If there are three inspectors, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.  Inspectors need not be stockholders.

2.13  Action By Shareholders Without a Meeting.  Action required to be taken or which may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting as set forth in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

ARTICLE III. CAPITAL STOCK

3.1  Certificates.  The shares of the Company’s capital stock may be represented by certificates or uncertificated.  Certificates of stock shall be issued in numerical order, and shall be signed by the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Company or a facsimile thereof.  The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company.  If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the Company before the certificate is issued, it may be issued by the Company with the same effect as if the person were an officer on the date of issue.  Each certificate of stock shall state:

(a)  that the Company is incorporated under the laws of the Commonwealth of Pennsylvania;

(b)  the name of the person to whom issued;

(c)  the number and class of shares and the designation of the series, if any, which such certificate represents;

(d)  the par value of each share represented by such certificate, or a statement that such shares are without par value; and

(e)  that the Company will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of each class authorized to be issued.

3.2.  Uncertificated Shares.  The Board of Directors may authorize the issuance of uncertificated shares by the Company, and may prescribe procedures for the issuance and registration of transfer thereof, and with respect to such other matters relating to uncertificated shares as the Board of Directors may deem appropriate.  No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Company.  Within a reasonable time after the issuance or transfer of any uncertificated shares, the Company shall issue or cause to be issued to the holder of such shares a written statement of the information required to be included on stock certificates under the laws of the Commonwealth of Pennsylvania and these Bylaws.  Notwithstanding the adoption of any resolution providing for uncertificated shares, each registered holder of stock represented by uncertificated shares shall be entitled, upon request to the custodian of the stock transfer books of the Company, or other person designated as the custodian of the records of uncertificated shares, to have physical certificates representing such shares registered in such holder’s name.

3.3  Transfers.

(a)  Transfers of stock shall be made only upon the stock transfer books of the Company, kept at the registered office of the Company or at its principal place of business, or at the office of its transfer agent or registrar and, in the case of certificated shares, before a new certificate is issued, the old certificate shall be surrendered for cancellation.  The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b)  Certificated shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign, and transfer the same, signed by the holder of said certificate.  No shares of certificated stock shall be transferred on the books of the Company until the outstanding certificates therefor have been surrendered to the Company.

3.4  Registered Owner.  Registered stockholders shall be treated by the Company as the holders in fact of the stock standing in their respective names and the Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania.  The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Company may certify in writing to the Company that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.  The resolution shall set forth:

(a)  The classification of stockholders who may certify;

(b)  The purpose or purposes for which the certification may be made;

(c)  The form of certification and information to be contained therein;

(d)  If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Company; and

(e)  Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Company of a certification complying with a resolution meeting the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

3.5  Mutilated, Lost, or Destroyed Certificates.  In case of any mutilation, loss, or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss, or destruction.  The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Company in such sum as the Board might determine, or the Board may establish such other procedures as it deems necessary.

3.6  Fractional Shares or Scrip.  The Company may (a) issue fractions of a share which shall entitle the holder a proportional interest to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle to holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

3.7  Shares of Another Company.  Shares owned by the Company in another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Company.

ARTICLE IV.  BOARD OF DIRECTORS

4.1  Number and Powers.  The management of all the affairs, property, and interest of the Company shall be vested in a Board of Directors.  The Board of Directors shall be divided into three classes as nearly equal in number as possible.  The initial Board of Directors shall consist of nine (9) persons.  The classification and term of the directors shall be as set forth in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.  Directors must own no less than twelve (12) shares of the voting stock of the Company.  Such shares shall be kept on deposit in the vault of the Company.  Any director shall cease to act when no longer holding such shares, which fact shall be reported to the Board by the Secretary, whereupon the Board shall declare the seat of such director vacant.  Directors need not be residents of the Commonwealth of Pennsylvania.  In addition to the powers, authorities, and duties expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

In discharging the powers and duties of their respective positions, the Board of Directors, committees of the Board of Directors, and individual directors may, in considering the best interests of the Company, consider to the extent they deem appropriate the effects of any action upon any and all groups affected by such action, including stockholders, employees, suppliers, customers, and creditor of the Company, and upon the communities in which offices or other establishments of the Company are located; the short-term and long-term interests of the Company; the resources, intent, and conduct (past, stated, and potential) of any person seeking to acquire control of the Company; and any and all other factors, provided however, the Board of Directors, committees of the Board of Directors, or any individual director shall not be required, in considering the best interests of the Company or the effects of any action, to regard any interest or interests of any particular group affected by the action as a dominant or controlling interest or factor.

4.2  Change of Number.  The number of directors may at any time be increased or decreased by a vote of two-thirds of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.4 and 4.5 hereunder.  Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may neither be less than five nor more than 15.

4.3  Resignation.  Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the Chairman or the President.  Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman or the President.

4.4  Vacancies.  All vacancies in the Board of Directors shall be filled in the manner provided in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

4.5  Removal of Directors.  Directors may be removed in the manner provided in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

4.6  Regular Meetings.  Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Company or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time designate.  The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

4.7  Special Meetings.

(a)  Special meetings of the Board of Directors may be called at any time by the Chairman, President, or by a majority of the authorized number of directors, to be held at the principal place of business of the Company or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate.  Notice of all special meetings of the Board of Directors shall be given to each director at least five (5) days prior to such meeting by telegram, telex, cablegram, courier, facsimile, or other similar communication, by letter, or personally.  Such notice need neither specify the business to be transacted at, nor the purpose of, the meeting.

(b)  Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

4.8  Quorum.  A majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

4.9  Waiver of Notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  A waiver of notice signed by the director or directors, whether before, during, or after the time stated for the meeting, shall be equivalent to the giving of notice.

4.10  Registering Dissent.  A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless such director's dissent is entered in the minutes of the meeting, or unless the director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless the director delivers a dissent in writing to the Secretary of the Company immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

4.11  Executive, Audit, and Other Committees.  Standing or special committees may be appointed by the Board of Directors from its own number from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board.  An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors.  It shall have and exercise all of the authority of the Board of Directors, except in reference to the submission of any action requiring the approval of stockholders, the creation or filling of vacancies on the Board of Directors, the adoption, amendment, or repeal of these Bylaws, the amendment or repeal of any resolution of the Board which, by its terms, is only amendable or repealable by the entire Board, or any action on matters committed by these Bylaws or resolution of the Board to another committee of the Board.  An Audit Committee shall be appointed by resolution passed by a majority of the full Board of Directors, and at least a majority of the members of the Audit Committee shall be directors who are not also officers of the Company.  The Audit Committee shall review the records and affairs of the Company to determine its financial condition, shall review the Company's systems of internal control with management and the Company's independent auditors, and shall monitor the Company's adherence in accounting and financial reporting to generally accepted accounting principles, as well as such other duties as may be assigned to it by the Board of Directors.  All committees appointed by the Board of Directors shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Company.  The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

4.12  Remuneration.  The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable fee for all directors for services to the Company as directors, officers, or otherwise, or to delegate such authority to any appropriate committee; provided, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of standing or special committees may be allowed like compensation for attending committee meetings.

4.13  Action by Directors Without a Meeting.  Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same effect as a unanimous vote.

4.14  Action of Directors by Communications Equipment.  Any action which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other at the same time.  Participation in a meeting pursuant to this section shall constitute presence in person at the meeting

ARTICLE V.  OFFICERS

5.1  Designations.  The officers of the Company shall be the Chairman of the Board, a President, a Secretary, and a Treasurer, as well as such Vice Presidents (including Executive and Senior Vice Presidents), Assistant Secretaries, and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify.  Any two or more offices may be held by the same person, except that the offices of President and Secretary and President and Treasurer may not be held by the same person.  The President and Chairman of the Board shall be members of the Board.

5.2  Powers and Duties.  The officers of the Company shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine.  In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

5.3  Delegation.  In the case of absence or inability to act of any officer of the Company and of any person herein authorized to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

5.4  Vacancies.  Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

5.5  Other Officers.  The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.7  Term - Removal.  The officers of the Company shall hold office until their successors are chosen and qualified.  Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  The election or appointment of an officer or agent shall not in itself create contractual rights.

ARTICLE VI.  FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Company shall end on the 31st day of December of each year.  The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.  The appointment of such accountants shall be subject to annual ratification by the stockholders.

ARTICLE VII. DIVIDENDS AND FINANCE

7.1  Dividends.  Dividends may be declared by the Board of Directors and paid by the Company out of retained earnings of the Company subject to the conditions and limitations imposed by the laws of the Commonwealth of Pennsylvania.

7.2.  Reserves.  Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the Company such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Company, or for any other purpose.  Any earned surplus of any year not distributed as dividends shall be deemed to have thus been set apart until otherwise disposed of by the Board of Directors.

7.3  Depositories.  The monies of the Company shall be deposited in the name of the Company in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE VIII.  NOTICES

Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally, by mail, by telegram, telex, or TWX (with answerback received), or by courier service or facsimile transmission.  If sent by mail, telegraph, or courier service, the notice shall be deemed to have been given to the person when deposited in the United States mail or with a telegraph or courier service for delivery to that person or, in the case of telex or TWX, when dispatched to the address of the addressee at such persons last known address (or to such persons telex, TWX, or facsimile number) in the records of the Company, with postage or courier or other charges thereon prepaid.

ARTICLE IX.  SEAL

The corporate seal of the Company shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Company.

ARTICLE X.  BOOKS AND RECORDS

The Company shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.  Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XI.  AMENDMENTS

These Bylaws may be altered, amended or repealed only as set forth in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

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